Exhibit 99.1
Earthstone Energy Announces Eagle Ford Bolt-On Acquisitions of 1,150 Boepd

Company Updates Tracker Acquisition and Highlights Environmental/Safety Disclosures

The Woodlands, Texas, June 14, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has acquired working interests in assets it operates located in southern Gonzales County, Texas (the “Eagle Ford Acquisitions”) from four separate sellers. The aggregate purchase price of the Eagle Ford Acquisitions was approximately $48 million in cash. Earthstone funded the Eagle Ford Acquisitions with cash on hand and borrowings under its senior secured revolving credit facility. The effective date of the Eagle Ford Acquisitions was April 1, 2021. The largest of the acquisition components, comprised of working interests owned by two affiliates of Titanium Exploration Partners, LLC, constituted the majority of the total consideration.

Asset highlights:
•Recent net production of ~1,150 (1) Boepd (~89% oil)
•$67 million PDP PV-10 as of 4/1/21 with associated reserves of approximately 3.4 MMBoe (2)
•Low-cost, high margin and lower declining production in Earthstone operated assets
•Increases Earthstone working interest in subject assets from ~34% to ~96%

Impact on Earthstone:
•Purchase price implies PV-22 discount rate on PDP (3)
•Oil-weighted production and cash flow contribution to existing Earthstone asset base
•Minimal impact on pro forma year-end 2021 leverage with Earthstone targeting sub-1.25x Debt/Adjusted EBITDAX (4)
•Expected second quarter 2021 production impact of ~400 Boepd (~89% oil)
•Expected second half of 2021 production impact of ~1,000 Boepd (~89% oil)

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “The Eagle Ford Acquisitions, following the announcement of the proposed Tracker acquisition in April 2021 and the closing of the IRM acquisition in January 2021, are yet another step in our ongoing consolidation strategy. We paid an attractive price for these producing assets which we already operate and they will add 1,150 Boepd of production with a lower decline profile compared to our current aggregate corporate decline profile. While not as significant in size as the previously announced acquisitions, the Eagle Ford Acquisitions will increase oil production and positively impact our overall cash margins. We intend to continue seeking other value-enhancing transactions that would increase our operational and corporate cost efficiencies while maintaining financial discipline, ultimately benefitting our shareholders via stock price appreciation.”

Approvals

The Eagle Ford Acquisitions were unanimously approved by Earthstone’s Board of Directors. Because one of the four sellers is owned by an affiliate of EnCap Investments L.P. (“EnCap”), a significant holder of Earthstone common stock and represented on the Board of Directors, the Audit Committee of the Board of Directors of Earthstone independently reviewed and approved the related-party acquisition. After participating in a competitive sales process, the Company acquired the assets for $8.2 million from that entity.

Tracker Acquisition Update

Earthstone filed a definitive proxy statement on June 9, 2021 for its 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on July 20, 2021, at 9:00 a.m. Central Time. One of the proposals to be voted on at the Annual Meeting relates to the issuance of shares of the Company’s Class A common stock for the acquisition of assets located in the Midland Basin from Tracker Resource Development III, LLC and an affiliate, and from affiliates of Sequel Energy Group LLC (collectively, the “Tracker Acquisition”). The definitive proxy statement related to the Annual Meeting was mailed to stockholders beginning on June 9, 2021. Earthstone has engaged Advantage Proxy, Inc. as its proxy solicitor in connection with the Annual Meeting. Contingent upon receiving stockholder approval of the share issuance related to the Tracker Acquisition at the Annual Meeting, Earthstone expects to close on the Tracker Acquisition shortly thereafter.

Environmental and Safety Data Disclosure Highlights

Consistent with Earthstone’s commitment to environmental stewardship and safety, Earthstone has disclosed key data on its emissions, flaring, land impact and safety for 2019 and 2020, which is available under the “Sustainability” section of the Company’s website. Key highlights include:
•Greenhouse gas emissions intensity of 12.4 mT CO2e / MBoe is 29% below Permian peers (5)
•Flaring intensity of 2.17% (gas flared / gas produced) is 45% below Permian peers (5)
•Zero oil spills in 2019 and 2020
•Zero employee reportable safety incidents in 2019 and 2020

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

(1)Earthstone management estimate of the Eagle Ford Acquisitions’ three stream production volumes for the month of May 2021.
(2)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Earthstone management estimate of proved developed producing reserve volumes and values as of April 1, 2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of June 1, 2021.
(3)Earthstone management estimate utilizing NYMEX strip prices as of June 1, 2021.
(4)Leverage defined as total debt to Adjusted EBITDAX (a non-GAAP financial measure). Adjusted EBITDAX defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense.
(5)Greenhouse Gas Emissions are based on Earthstone’s gross operated operations and metrics are calculated in accordance with the standards of the U.S. Environmental Protection Agency (“EPA”). Peers include CDEV, CPE, FANG, LPI, MTDR, PXD, SM and XEC. Data compiled from company published data for most recent available year (2019 or 2020) and from publicly available EPA reports as of June 1, 2021.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Eagle Ford Acquisitions and the proposed Tracker Acquisition to Earthstone and its stockholders, the anticipated completion of the proposed Tracker Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the proposed Tracker Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate the assets acquired in the Eagle Ford Acquisitions and the Tracker Acquisition and achieve anticipated benefits from them; the possibility that various closing conditions for the Tracker Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Tracker; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K and as amended by Form 10-K/A for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information

In connection with its solicitation of proxies, on June 9, 2021, Earthstone filed a definitive proxy statement with the SEC in connection with the Annual Meeting. This release is not a substitute for the definitive proxy statement or any other document that Earthstone may file with the SEC or send to its stockholders in connection with the solicitation of proxies. EARTHSTONE URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS LATER FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE SOLICITATION OF PROXIES. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the definitive proxy statement may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com